UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
September 28, 2012
___________
FelCor Lodging Trust Incorporated
FelCor Lodging Limited Partnership
(Exact Name of Registrant as Specified in Its Charter)

Maryland	(FelCor Lodging Trust Incorporated)	75-2541756
Delaware	(FelCor Lodging Limited Partnership)	75-2544994
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification No.)

545 E. John Carpenter Freeway, Suite 1300, Irving, Texas	75062
(Address of Principal Executive Offices)	(Zip Code)
(972) 444-4900
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.02    Termination of a Material Definitive Agreement.
On September 28, 2012, certain subsidiaries of FelCor Lodging Trust Incorporated (the “Company”) repaid a mortgage loan (the “Loan”) and terminated the related Loan Agreement, dated March 31, 2009, by and between FelCor/CSS (SPE), L.L.C., as borrower, The Prudential Insurance Company of America, as lender, and joined by DJONT Operations, L.L.C.. The Loan was secured by a pool of seven hotels, had an interest rate of 9.02%, and would otherwise have matured in 2014. The then-outstanding principal balance repaid under the Loan was $107 million. As discussed in Item 8.01 below, certain other subsidiaries of the Company also entered into five separate loan agreements, each secured by a single hotel, with three separate lenders, some of the loan proceeds from which were used to repay the Loan. The remaining proceeds were used for general corporate purposes, including repayment of other debt.
Item 8.01    Other Events.
On October 1, 2012, the Company issued a press release announcing that certain of its subsidiaries had repaid the Loan and entered into the five single asset-mortgage loans discussed above in Item 1.02. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Exhibit
99.1	Press Release issued by FelCor Lodging Trust Incorporated on October 1, 2012.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FELCOR LODGING TRUST INCORPORATED

Date: October 3, 2012	By:	/s/Jonathan H. Yellen
		Name:	Jonathan H. Yellen
		Title:	Executive Vice President, General Counsel and Secretary

FELCOR LODGING LIMITED PARTNERSHIP
a Delaware limited partnership

	By:	FelCor Lodging Trust Incorporated
Its General Partner

Date: October 3, 2012	By:	/s/Jonathan H. Yellen
Jonathan H. Yellen
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press Release issued by FelCor Lodging Trust Incorporated on October 1, 2012.